EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF VOCALSCAPE NETWORKS, INC.

In connection with the accompanying Quarterly Report on Form 10-QSB of Vocalscape Networks, Inc. for the quarter ended March 31, 2006, the undersigned, Ron McIntyre, President and principal financial officer of Vocalscape Networks, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Vocalscape Networks, Inc.

Date: May 22, 2006	/s/ Ron McIntyre Ron McIntyre President and principal financial officer